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                                                                       EXHIBIT 5


                      CURTIS, MALLET-PREVOST, COLT & MOSLE


                                                    August 28, 1996


The DII Group, Inc.
6273 Monarch Park Place
Suite 200
Niwot, Colorado  80503

Gentlemen:

                  We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the proposed registration and sale by the Company of up to 30,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable under the Company's Non-Employee Directors' Stock Compensation Plan (the "Plan") and covered by a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  In connection herewith, we have examined the Restated Certificate of Incorporation, the Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.

                  Based upon such examination, it is our opinion that the shares of Common Stock proposed to be issued by the Company, when issued pursuant to the Plan and the resolutions of the Board of Directors of the Company authorizing the same, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.
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                                                           The DII Group, Inc.
                                       Page 2              August 28, 1996




                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                      Very truly yours,


                                      /s/ Curtis, Mallet-Prevost, Colt & Mosle
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                                        Curtis, Mallet-Prevost, Colt & Mosle